Exhibit 3.16

JAN-04-2011 11:52

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:58 AM 01/04/201
FILED 11:58 AM 01/04/2011
SRV 110007981 - 4917223 FILE

CERTIFICATE OF FORMATION
OF
VICTORIA SPECIALTY FOODS, LLC

1.                                      The name of the limited liability company is Victoria Specialty Foods, LLC.

2.                                      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.                                      The term of the company shall be perpetual.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Victoria Specialty Foods, LLC this 4th day of January, 2011.

/s/ Marie T. Zacny
Marie T. Zacny, Authorized Person

MAY-06-2011 11:30

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:32 AM 05/06/2011
FILED 11:32 AM 05/06/2011
SRV 110503410 - 4917223 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF VICTORIA SPECIALTY FOODS, LLC

1.                                      The name of the limited liability company is Victoria Specialty Foods, LLC.

2.                                      Paragraph 1 of the Certificate of Formation of Victoria Specialty Foods, LLC is hereby amended to read as follows:

“1.                                The name of the limited liability company is Victoria Fine Foods, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 5th day of May, 2011.

VICTORIA SPECIALTY FOODS, LLC

By:	/s/ Peter E. Mogk
Peter E. Mogk
Vice President and Secretary